                                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A
("Registration Statement") of our report dated May 9, 2003, relating to the financial statements and financial highlights which appear in the March 31, 2003 Annual Report to Shareholders of the Prime Money
Market Fund, Premium Money Market Fund, Diversified Bond Fund, and High-Yield Fund, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such
Registration Statement.

/s/PricewaterhouseCoopers
PricewaterhouseCoopers

Kansas City, MO
July 25, 2003